Exhibit 4.3

The Macerich Partnership, L.P.

The Macerich Company

Registration Rights Agreement

August 11, 2026

TABLE OF CONTENTS

		Page

Section 1.	Definitions	1

Section 2.	Rules of Construction	5

Section 3.	Resale Registration Statement	6

(a)	Filing and Effectiveness of Resale Registration Statement	6
(b)	Contents of and Requirements for Resale Registration Statement	6
(c)	Obligation to Make Filings to Name Additional Notice Holders	6
(d)	Filing of New Resale Registration Statement; Designation of Existing Registration Statement	7
(e)	Where SEC Rules Do Not Require Naming Selling Securityholders	7

Section 4.	Blackout Periods	8

(a)	Generally	8
(b)	Limitation on Blackout Periods	8

Section 5.	Certain Registration and Related Procedures	8

(a)	Compliance with Registration Obligations and Securities Act; SEC Staff Comments	8
(b)	Opportunity for Review	8
(c)	Blue Sky Qualification	8
(d)	Prevention and Lifting of Suspension Orders	9
(e)	Notices of Certain Events	9
(f)	Remediation of Material Disclosure Defects	9
(g)	Listing of Registrable Securities	9
(h)	Provision of Copies of the Prospectus	9
(i)	Holders Cannot Be Identified as Underwriters Without Consent	10
(j)	Earnings Statement	10
(k)	Settlement of Transfers and De-Legending	10

Section 6.	Expenses	10

Section 7.	Accrual of Additional Interest During Registration Default Events	10
(a)	Generally	10
(b)	No Registration Default Events Outside the Resale Registration Statement Effectiveness Period; No Accrual of Additional Interest on Registrable Securities	11
(c)	Accrual and Payment of Additional Interest	11
(d)	Remedies Not Exclusive	11

Section 8.	Certain Agreements and Representations of the Holders	11

(a)	Provision of Information	11
(b)	Use of Offering Materials	11
(c)	Covenants Relating to Blackout Periods	11

Section 9.	Indemnification and Contribution	12

(a)	Indemnification by the Issuers	12
(b)	Indemnification by the Holders	12
(c)	Indemnification Procedures	12
(d)	Contribution Where Indemnification Not Available	13
(e)	Remedies Not Exclusive	14

Section 10.	Subsequent Holders	14

Section 11.	Miscellaneous	14

(a)	Notices	14

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TABLE OF CONTENTS

(continued)

Exhibits

Exhibit A: Form of Notice and Questionnaire	A-1

-ii-

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT, dated as of August 11, 2026, among The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), The Macerich Company, a Maryland corporation (the “Company,” and, together with the Operating Partnership, the “Issuers”), and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC acting as the representatives of the several Initial Purchasers.

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement (as defined in Section 1).

THEREFORE, the Issuers, jointly and severally, agree as follows for the benefit of the Initial Purchasers and the Holders (as defined in Section 1):

SECTION 1. DEFINITIONS.

“Additional Interest” means any fee payable by the Issuers pursuant to Section 7(c).

“Affiliate” has the meaning set forth in Rule 144.

“Agreement” means this Registration Rights Agreement, as amended or supplemented from time to time.

“As-Exchanged Note Ownership Percentage” means, with respect to any Notice Holder(s) as of any time, a fraction (a) whose numerator is the aggregate number of Registrable Securities owned, or deliverable upon exchange of Initial Notes owned, by such Notice Holder(s) as of such time; and (b) whose denominator is the aggregate number of Registrable Securities that are either (x) then outstanding and held by Holders that are Notice Holders as of such time; or (y) are deliverable upon exchange of all Initial Notes then outstanding and held by Holders that are Notice Holders as of such time (assuming, for these purposes, that exchanges are settled solely in Registrable Securities at the then-applicable exchange rate (for the avoidance of doubt, without regard to anything to the contrary in Sections 5.01(D) and 5.03 of the Indenture)). Solely for purposes of this definition, Initial Notes or Registrable Securities owned by any of the Issuers or any of their respective Affiliates will be deemed not to be outstanding.

“Blackout Commencement Notice” has the meaning set forth in Section 4(a)(i).

“Blackout Period” has the meaning set forth in Section 4(a)(iv).

“Blackout Termination Notice” has the meaning set forth in Section 4(a)(iv).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Common Stock Change Event” has the meaning set forth in the Indenture.

“Company” means the Person named as such in the first paragraph of this Agreement.

“Company Business Combination Event” has the meaning set forth in the Indenture.

“Company Indemnified Person” means each of the following Persons: (a) any Issuer; (b) any Affiliate of any Issuer; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of any of Issuer or its Affiliates; (d) each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Company Registration Expenses” means all fees and expenses incurred by any Issuer in connection with its obligations pursuant to Section 3 or 5 (regardless of whether the Resale Registration Statement is filed or becomes effective under the Securities Act), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for any Issuer or of any independent accounting firm for any Issuer; and (d) the reasonable and documented fees and out-of-pocket expenses, up to an aggregate of $10,000, of a single Designated Holder Counsel incurred in connection with the Resale Registration Statement; provided, however, that Company Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder or for any Initial Purchaser, except fees and expenses of any such counsel that constitute Company Registration Expenses pursuant to clause (d) above; or (ii) any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Securities.

“Depositary” means The Depository Trust Company or any other entity acting as securities depositary for any of the Registrable Securities.

“Designated Holder Counsel” means a single counsel, if any, that is designated and appointed, by one or more Notice Holders whose aggregate As-Exchanged Note Ownership Percentage exceeds fifty percent (50%) (with written notice of such designation and appointment to the Company by such Notice Holders), to serve as counsel for all Notice Holders in respect of the Resale Registration Statement.

“Exchange,” “Exchanged,” “Exchanging” and “Exchangeable” have the meanings set forth in the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Date” has the meaning set forth in the Indenture.

“Form S-3” means Form S-3 under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an automatically effective Form S-3 Registration Statement.

“Holder” means, subject to Section 10, any Person that beneficially owns any Registrable Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Securities deliverable upon exchange of any other securities beneficially owned by such Person.

“Holder Indemnified Person” mean each of the following Persons: (a) any Notice Holder; (b) any Affiliate of any Notice Holder; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of any Notice Holder or its Affiliates; (d) each Person, if any, who controls any Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Holder Information” means, with respect to any Holder, any information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Resale Registration Statement (including information in any Notice and Questionnaire delivered by such Holder to the Company).

“Indemnified Person” means any Company Indemnified Person or Holder Indemnified Person.

“Indemnifying Party” has the meaning set forth in Section 9(c)(i).

“Indenture” means that certain indenture relating to the 2.25% Exchangeable Senior Notes due 2031, dated as of August 11, 2026, among the Operating Partnership, the Company and the Trustee, as such indenture may be amended from time to time.

“Issue Date” has the meaning set forth in the Indenture.

“Initial Notes” has the meaning set forth in the Indenture.

“Initial Notice and Questionnaire Deadline Date” means the date that is 10 (ten) calendar days before the first date that the initial Resale Registration Statement becomes effective under the Securities Act.

“Initial Purchasers” means J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, Scotia Capital (USA) Inc. and KeyBanc Capital Markets Inc.

“Loss” means any loss, damage, expense, liability or claim (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same).

“Material Disclosure Defect” has the following meaning with respect to any document:

(a) if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(b) in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Maturity Date” has the meaning set forth in the Indenture.

“Maturity Premium” has the meaning set forth in the Indenture.

“Notice and Questionnaire” means a duly completed and executed Notice and Questionnaire substantially in the form set forth in Exhibit A.

“Notice Holder” means, subject to Section 10, a Holder that has delivered a Notice and Questionnaire to the Company.

“Operating Partnership” means the Person named as such in the first paragraph of this Agreement.

“Parent Guarantor Business Combination Event” has the meaning set forth in the Indenture.

“Permitted Blackout Period Extension” has the meaning set forth in Section 4(b).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“Proceeding” has the meaning set forth in Section 9(c)(i).

“Purchase Agreement” means that certain Purchase Agreement, dated as of August 6, 2026, by and among the Operating Partnership, the Company (solely for purposes of Sections 1(d), 1(j), 1(k), 1(l), 1(o), 1(s), 4(k), 4(n) and 5(k) of the Purchase Agreement) and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several Initial Purchasers.

“Redemption Date” has the meaning set forth in the Indenture.

“Redemption Notice Date” has the meaning set forth in the Indenture.

“Registrable Securities” means:

(a) the Common Stock or other securities delivered or deliverable (including following a Common Stock Change Event), if any, upon Exchange of the Initial Notes; and

(b) any securities issued, distributed or otherwise delivered with respect to any security referred to in clause (a) above upon any stock dividend, combination or split or other similar event or in connection with a Common Stock Change Event; provided, however, that a security described in clause (a) or (b) above will cease to be a Registrable Security upon the earliest to occur of the following events:

(i) such security (x) would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the issuer of such security, and that has not been an Affiliate of such issuer during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act; (y) is not identified by a “restricted” CUSIP or ISIN number; and (z) is not represented by any certificate that bears a Restricted Security Legend;

(ii) such security ceases to be outstanding (or deliverable upon exchange of any outstanding note); and

(iii) such security (x) is sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such security ceases to be a “restricted security” (as defined in Rule 144); (y) is not identified by a “restricted” CUSIP or ISIN number; and (z) is not represented by any certificate that bears a Restricted Security Legend.

For the avoidance of doubt, references to Registrable Securities consisting of Common Stock “deliverable” upon exchange of any Initial Note will include shares of Common Stock potentially deliverable thereupon at the then-applicable exchange rate (that is, a number of shares of the Company’s Common Stock equal to the product of the principal amount (expressed in thousands) of such Initial Note and the then-applicable exchange rate).

“Registration Default Event” means any event set forth in Section 7(a)(i) that gives rise to the accrual of any Additional Interest pursuant to Section 7.

“Resale Registration Statement” shall mean a registration statement on Form S-3, including a registration statement on Form S-3ASR, of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Common Stock, including by “shelf takedown” using a prospectus supplement an existing Form S-3 or S-3ASR or otherwise, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, if at any time from the date hereof through the end of the Resale Registration Statement Effectiveness Period, the Company is not eligible to use Form S-3 or Form S-3ASR or any successor form thereto, all references to Resale Registration Statement in this Agreement shall be read to include a registration statement on Form S-11, or if the Company is no longer a real estate investment trust at such time, Form S-1, or any successor form thereto.

“Resale Registration Statement Effectiveness Deadline Date” means the date that is one hundred and eighty (180) days after the Issue Date. Notwithstanding anything to the contrary in the preceding sentence, if the Company (whether directly or indirectly through one or more of its subsidiaries) has completed a Significant Acquisition and has not filed the financial statements required by Regulation S-X under the Exchange Act for such Significant Acquisition with the SEC by the date that would be the Resale Registration Statement Effectiveness Deadline Date pursuant to the preceding sentence, then the Resale Registration Statement Effectiveness Deadline Date will instead be the earlier of (a) the two hundred and tenth (210th) day after the Issue Date; and (b) the thirtieth (30th) calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC.

“Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the Resale Registration Statement Effectiveness Deadline Date; and (ii) the first date the Resale Registration Statement is effective under the Securities Act; and (b) ends on, and includes, the earlier of (i) the date that is forty (40) Trading Days after the earlier of (x) the Maturity Date and (y) the first date when no Initial Notes are outstanding and (ii) the first date when no Registrable Securities are outstanding (or deliverable upon Exchange of any note); provided, however, that if, during the period from the Maturity Date (or, if earlier, the first date when no Initial Notes are outstanding) to the date referred to in clause (b)(i), the Resale Registration Statement fails to be effective or usable for the resale or other transfer of Registrable Securities under the Securities Act, then the last date referred to in clause (b)(i) will be extended by the total number of Trading Days on which such failure has occurred during such period.

“Restricted Security Legend” means, with respect to any security, a legend substantially to the effect that the offer and sale of such security have not been registered under the Securities Act and that such security cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Significant Acquisition” means the acquisition by the Company (whether directly or indirectly through one or more of its subsidiaries) of a business or Person, which acquisition requires the filing, with the SEC, of financial statements of such business or Person pursuant to Regulation S-X under the Exchange Act, the omission of which financial statements from the Resale Registration Statement would, in the Company’s reasonable discretion, cause the Resale Registration Statement to contain a Material Disclosure Defect.

“Special Subsequent Filing Deadline Period” means, with respect to any Initial Note, any of the following periods: (a) the period from, and including, the Exchange Date for the Exchange of such Initial Note to, and including, the last date by which such Exchange is required to be settled pursuant to the Indenture; and (b) the period from, and including, a Redemption Notice Date to, and including, the related Redemption Date.

“Specified Courts” has the meaning set forth in Section 11(e).

“Subsequent Filing Deadline Date” has the meaning set forth in Section 3(c).

“Trading Day” has the meaning set forth in the Indenture.

“Trustee” means U.S. Bank Trust Company, National Association (or any successor thereto pursuant to the Indenture).

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(e) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(g) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(h) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

SECTION 3. RESALE REGISTRATION STATEMENT.

(a) Filing and Effectiveness of Resale Registration Statement. Subject to Section 4, the Company will (i) prepare and file a Resale Registration Statement with the SEC; and (ii) use commercially reasonable efforts to cause such Resale Registration Statement to (x) become effective under the Securities Act no later than the Resale Registration Statement Effectiveness Deadline Date; and (y) remain continuously effective, and usable for the resale or other transfer of Registrable Securities, under the Securities Act throughout the Resale Registration Statement Effectiveness Period.

(b) Contents of and Requirements for Resale Registration Statement. The Company will cause the Resale Registration Statement to satisfy the following requirements:

(i) Registration for Continuous Resale by Holders Under Rule 415. The Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Securities by the Holders thereof as provided in Sections 3(b)(ii) and 3(c).

(ii) Selling Securityholder Information. Subject to Section 4, when it first becomes effective under the Securities Act, the Resale Registration Statement will cover resales of Registrable Securities of Notice Holders identified in all Notice and Questionnaires delivered to the Company on or before the Initial Notice and Questionnaire Deadline Date.

(iii) Plan of Distribution. The Resale Registration Statement will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal) and, in any event, will cover transactions contemplated by Item 6 of Exhibit A; provided, however, that in no event will any such plan of distribution include an underwritten public offering by one or more registered broker-dealers without the Company’s prior consent (which may be granted, with or without conditions, or withheld in its sole and absolute discretion).

(c) Obligation to Make Filings to Name Additional Notice Holders. Subject to Section 3(e), each Holder agrees to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company by the Initial Notice and Questionnaire Deadline Date. Subject to Section 3(e), if a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company may reasonably request in writing by the Initial Notice and Questionnaire Deadline Date, that Holder will not be named as a selling securityholder in the initial prospectus and will not be permitted to sell its Registrable Securities under the initial Resale Registration Statement.

If any Holder delivers a Notice and Questionnaire to the Company after the Initial Notice and Questionnaire Deadline Date, then, subject to Section 4 and the other provisions of this Section 3(c), the Company will use commercially reasonable efforts during the Resale Registration Statement Effectiveness Period to (i) make such filing(s) with the SEC (including, if applicable, (w) a post-effective amendment, (x) a prospectus supplement, (y) any document that will be incorporated by reference in the Resale Registration Statement upon its filing or (z) a new Resale Registration Statement, provided that the Company will effect such filing by means of a prospectus supplement or a document referred to in the preceding clause (y) instead of a post-effective amendment or a new Resale Registration Statement, if reasonably practicable and then permitted by the rules of the SEC) on or before the Subsequent Filing Deadline Date for such Notice and Questionnaire so as to enable such Holder to sell or otherwise transfer such Holder’s Registrable Securities identified in such Notice and Questionnaire pursuant to the applicable Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein; and (ii) in the case of a post-effective amendment or a new Resale Registration Statement, cause the same to become effective under the Securities Act as soon as reasonably practicable; provided, however, that no such filing will be required outside the Resale Registration Statement Effectiveness Period. For these purposes, “Subsequent Filing Deadline Date” has the following meaning:

(i) if such Notice and Questionnaire is so delivered to the Company during a Special Subsequent Filing Deadline Period, then the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the fifth (5th) Business Day after the last day of such Special Subsequent Filing Deadline Period; and

(ii) in all other cases, the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the fifth (5th) Business Day of: (1) if such Notice and Questionnaire is so delivered on or before the twentieth (20th) calendar day of any calendar month, the calendar month following the calendar month of such delivery; or (2) if such Notice and Questionnaire is so delivered after the twentieth (20th) calendar day of any calendar month, the second (2nd) calendar month following the calendar month of such delivery; provided, however, that (x) if, in the reasonable judgment of the Company, such filing(s) must consist of, or include, a new Resale Registration Statement, then the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the ninetieth (90th) calendar day after the date on which such Notice and Questionnaire is so delivered (or, if later, the date that is six (6) months after the last date, if any, on which the Company previously filed a new Resale Registration Statement pursuant to this Agreement); provided further, that if the Company (whether directly or indirectly through one or more of its subsidiaries) has completed a Significant Acquisition and has not filed the financial statements required by Regulation S-X under the Exchange Act for such Significant Acquisition with the SEC by the Subsequent Filing Deadline Date referred to above in this clause (x), then such Subsequent Filing Deadline Date will instead be the thirtieth (30th) calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC; and (y) in all cases, if such Notice and Questionnaire is so delivered during a Blackout Period, then the Subsequent Filing Deadline Date will be determined assuming that such delivery were instead made on the first calendar day after the termination of such Blackout Period.

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in a Resale Registration Statement or related prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 3(c) (whether or not such Holder was a Notice Holder at the effective date of such Resale Registration Statement) shall be named as a selling securityholder in such Resale Registration Statement or related prospectus in accordance with the requirements of this Section 3(c).

(d) Filing of New Resale Registration Statement; Designation of Existing Registration Statement. To the extent the Company deems doing so to be desirable or necessary to satisfy its obligations under this Agreement or to comply with applicable law (including, if applicable, to comply with Rule 415(a)(5)), the Company may file one or more new Resale Registration Statements or designate an existing registration statement to constitute a Resale Registration Statement for purposes of this Agreement, provided that each such new Resale Registration Statement or existing registration statement satisfies the requirements of this Agreement. Each reference in this Agreement to the Resale Registration Statement will, if applicable, be deemed to include each such new Resale Registration Statement or existing registration statement, if any, mutatis mutandis. In addition, the first date any such existing registration statement is amended or supplemented to permit the offer and resale of Registrable Securities in the manner contemplated by this Agreement will be deemed, for purposes of Section 5(e) and any related definitions, to be the initial filing date of such existing registration statement, and the first date such amended or supplemented existing registration statement is effective under the Securities Act and permits such offers and resales will be deemed, for purposes of Sections 3(b)(ii), 3(c) and 5(e) and any related definitions, to be the initial effective date of such existing registration statement.

(e) Where SEC Rules Do Not Require Naming Selling Securityholders. Notwithstanding anything to the contrary in this Section 3, if the applicable rules under the Securities Act, or interpretations thereof published by the staff of the SEC, are amended so as to permit Holders to resell their Registrable Securities pursuant to the Resale Registration Statement without being named as a selling securityholder therein or in any related prospectus or prospectus supplement, then the Company may, at its election, amend any applicable Resale Registration Statement to identify the Holders generically in accordance with such rules and interpretations, in which event the Company will no longer have any obligation thereafter make any filings pursuant to Section 3(c) to the extent such filings are not necessary to permit any Holder to sell its Registrable Securities pursuant to the Resale Registration Statement.

Section 4. BLACKOUT PERIODS.

(a) Generally. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4(b), if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that, in the Company’s reasonable judgment, makes it appropriate to suspend the availability of the Resale Registration Statement, then:

(i) the Company will send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension (without setting forth any material non-public information);

(ii) the Company’s obligations under Section 3 or otherwise with respect to the Resale Registration Statement, including and any related obligations of the Company under Section 5, will be suspended until the related Blackout Period has terminated;

(iii) upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 8(c);

(iv) upon the Company’s determination that such suspension is no longer needed or appropriate, the Company will send notice (a “Blackout Termination Notice” and, the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension (without setting forth any material non-public information).

(b) Limitation on Blackout Periods. Notwithstanding anything to the contrary in Section 4(a), but subject to the next sentence, all Blackout Periods, together, will in no event exceed an aggregate of (i) forty five (45) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (ii) ninety (90) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period. Notwithstanding anything to the contrary in the preceding sentence, if, and to the extent that, the Company determines in good faith that the termination of a Blackout Period would require public disclosure relating to a proposed or pending material business transaction, and such disclosure would be reasonably likely to impede the consummation of such transaction or would otherwise be materially detrimental to the Company and its subsidiaries, taken as a whole, then the Company will have the right to extend the limitation set forth in the preceding sentence to an aggregate of (i) up to sixty (60) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (ii) up to one hundred and twenty (120) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period (any extension of any Blackout Period pursuant to this sentence, a “Permitted Blackout Period Extension”).

Section 5. CERTAIN REGISTRATION AND RELATED PROCEDURES.

(a) Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 4, the Company will make such filings with the SEC as may be necessary to comply with its obligations under Section 3 and to cause the Resale Registration Statement to comply with the Securities Act and other applicable law, including, if applicable, the filing of any Resale Registration Statement to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend the Resale Registration Statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible, and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 3.

(b) Opportunity for Review. The Company will provide the Designated Holder Counsel (if one is then designated in accordance with the definition of such term) with draft copies of the initial filing of the Resale Registration Statement, each pre-effective and post-effective amendment thereto, and each related prospectus supplement, at least five (5) Business Days before the same is filed with the SEC, and the Company will use commercially reasonable efforts to give effect to the reasonable comments received by the Company from such Designated Holder Counsel within three (3) Business Days after delivery of such draft copies to the latter; provided, however, that this Section 5(b) will not apply to (i) any prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule); or (ii) any report filed by any Issuer pursuant to Section 13(a), 14 or 15(d) under the Exchange Act.

(c) Blue Sky Qualification. The Company will use commercially reasonable efforts to qualify the offer and sale of Registrable Securities in the manner contemplated by the Resale Registration Statement under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders may reasonably request and to maintain such qualification, once obtained, during the Resale Registration Statement Effectiveness Period, and the Company will use commercially reasonable efforts to cooperate with such Notice Holders in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that no Issuer will be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits (other than those arising out of the offer or sale of Registrable Securities or in connection with this Agreement) in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(d) Prevention and Lifting of Suspension Orders. The Company will use commercially reasonable efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the Resale Registration Statement under the Securities Act or suspending any qualification referred to in Section 5(c).

(e) Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable:

(i) the receipt, by the Company, of any request by the staff of the SEC for any amendment or supplement to the Resale Registration Statement or any related prospectus or prospectus supplement;

(ii) the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the Resale Registration Statement or the receipt, by the Company, of any written notice that proceedings for such purpose have been initiated;

(iii) the receipt, by the Company, of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Securities in any jurisdiction; or (y) that proceedings for such purpose have been initiated;

(iv) the withdrawal or lifting of any suspension referred to in clause (ii) or (iii) above; and

(v) that the Company has determined that the use of the Resale Registration Statement must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any of the Resale Registration Statement to have a Material Disclosure Defect or to cease to comply with applicable law; provided, however, that (x) the Company need not provide any such notice during a Blackout Period; and (y) in no event will this Section 5(e) require the Company to, and in no event will the Company, provide any information that it in good faith determines would constitute material non-public information.

(f) Remediation of Material Disclosure Defects. Subject to Section 4, the Company will, as promptly as reasonably practicable after determining that any Resale Registration Statement contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use commercially reasonable efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional Resale Registration Statement(s) so as to cause the applicable Resale Registration Statement(s) to thereafter not contain any Material Disclosure Defect.

(g) Listing of Registrable Securities. The Company will use commercially reasonable efforts to cause the Registrable Securities to be listed for trading on each U.S. national securities exchange, if any, on which securities of the same class of the Company are then so listed.

(h) Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders, such number of copies of the prospectus relating to the Resale Registration Statement or any related prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) as such Notice Holders may reasonably request; provided, however, that the Company need not provide any document pursuant to this Section 5(h) that is publicly available on the SEC’s EDGAR system (or any successor thereto).

(i) Holders Cannot Be Identified as Underwriters Without Consent. The Company will not expressly name or identify any Holder as an “underwriter” in any Resale Registration Statement without such Holder’s prior written consent (including consent provided in a Notice and Questionnaire); provided, however, that nothing in this Section 5(i) will require the consent of any Holder in connection with the inclusion in any Resale Registration Statement of customary language, without specifically naming any Holder, that selling securityholders may in certain circumstances be considered to be underwriters under federal securities laws. If, and for so long as, any Notice Holder that is required (either upon the reasonable advice of counsel for the Company or by the staff of the SEC) to be expressly named or identified as an “underwriter” in any Resale Registration Statement does not provide its written consent to being named as such, then, notwithstanding anything to the contrary in this Agreement, the Company’s failure to include such Notice Holder or its Registrable Securities in any Resale Registration Statement will not constitute a Registration Default Event or a breach of the Company’s obligations under this Agreement or otherwise require the accrual or payment of any Additional Interest.

(j) Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the twelve (12) month period referred to in Section 11(a) of the Securities Act, as it relates to the Resale Registration Statement, in the manner contemplated by, and otherwise in compliance with, such Section 11(a).

(k) Settlement of Transfers and De-Legending. The Company will use commercially reasonable efforts to cause its transfer agent (or any other securities custodian for any Registrable Securities) to cooperate in connection with the settlement of any transfer of Registrable Securities pursuant to the Resale Registration Statement, including through the applicable Depositary. If any such Registrable Securities so transferred are represented by a certificate bearing a Restricted Security Legend, then the Company will, if appropriate, use commercially reasonable efforts to cause such Registrable Securities to be reissued in the form of one or more certificates not bearing such a legend.

Section 6. EXPENSES. All Company Registration Expenses will be borne by the Issuers. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Company Registration Expenses, will be borne by such Holder.

Section 7. ACCRUAL OF ADDITIONAL INTEREST DURING REGISTRATION DEFAULT EVENTS.

(a) Generally.

(i) Accrual of Additional Interest During Continuance of Registration Default Event. Subject to Section 7(b), Additional Interest will accrue, as provided in Section 7(c),

(1) on all of the outstanding Initial Notes for each day during the Resale Registration Statement Effectiveness Period on which the Resale Registration Statement is not on file with the SEC, effective under the Securities Act or usable for the resale or other transfer of Registrable Securities in the manner provided by this Agreement; provided, however, that (A) Additional Interest will accrue pursuant to this Section 7(a)(i)(1) only to the extent that the number of days during the Resale Registration Statement Effectiveness Period on which the Resale Registration Statement is so not on file, effective or usable (inclusive of any Blackout Period) exceeds an aggregate of either (x) forty five (45) (or, in the case of a Permitted Blackout Period Extension, sixty (60)) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (y) ninety (90) (or, in the case of a Permitted Blackout Period Extension, one hundred and twenty (120)) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period; and (B) no Additional Interest will accrue pursuant to this Section 7(a)(i)(1) as a result of the Resale Registration Statement becoming unavailable in connection with the filing of a post-effective amendment required pursuant to Section 3(c), but only to the extent such unavailability in respect of such post-effective amendment does not exceed five (5) Business Days; and

(2) on any outstanding Initial Note (and only such Initial Note) as to which the Holder has timely and duly delivered a Notice and Questionnaire:

(A) on or before the Initial Notice and Questionnaire Deadline Date, for each day (other than during a Blackout Period), on or after the first date that the initial Resale Registration Statement becomes effective under the Securities Act, on which the Company, through its omission, has failed, and not cured such failure, to cause the Resale Registration Statement to cover any Registrable Securities of such Initial Note (provided such Registrable Securities are properly identified in such Notice and Questionnaire) in such manner as would enable such Holder to sell or otherwise transfer such Registrable Securities pursuant to the Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein; or

(B) pursuant to Section 3(c) after the Initial Notice and Questionnaire Deadline Date, for each day (other than during a Blackout Period), on or after the date on which the applicable filing is made pursuant to Section 3(c) (or, if applicable, such later date as of which the related new Resale Registration Statement or post-effective amendment becomes effective under the Securities Act), on which the Company, through its omission, has failed, and not cured such failure, to include, in such filing, any Registrable Securities of such Initial Note (provided such Registrable Securities are properly identified in such Notice and Questionnaire) in such manner as would enable such Holder to sell or otherwise transfer such Registrable Securities pursuant to the applicable Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein.

(b) No Registration Default Events Outside the Resale Registration Statement Effectiveness Period; No Accrual of Additional Interest on Registrable Securities. Notwithstanding anything to the contrary in this Section 7, (i) no Registration Default Event will occur on any day that is not within the Resale Registration Statement Effectiveness Period; and (ii) no Additional Interest will accrue on any securities other than the Initial Notes (it being understood, for the avoidance of doubt, that no Additional Interest will accrue on any Registrable Security).

(c) Accrual and Payment of Additional Interest. Any Additional Interest that accrues on an Initial Note pursuant to Section 7(a) will accrue and be payable in the manner, and at the rates, and subject to the limitations, set forth in Section 3.04 of the Indenture.

(d) Remedies Not Exclusive. The accrual or payment of Additional Interest is not the exclusive remedy and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Holder at law or in equity; provided, however, that, notwithstanding anything to the contrary in this Agreement, if a Maturity Premium is paid on a note in connection with a Registration Default Event, then the payment of such Maturity Premium (together, if applicable, with any Additional Interest payable on such note on account of such Registration Default Event) will be the exclusive remedy available to the Holder of such note in respect of such Registration Default Event.

Section 8. CERTAIN AGREEMENTS AND REPRESENTATIONS OF THE HOLDERS.

(a) Provision of Information. Notwithstanding anything to the contrary in this Agreement, no Holder will be entitled to any benefits under this Agreement until it has executed and delivered a Notice and Questionnaire to the Company. Each Holder represents that the information included in any such Notice and Questionnaire is accurate and complete in all material respects and covenants, during the term of this Agreement, to promptly provide notice to the Company if any such information thereafter ceases to be accurate and complete in all material respects. Each Holder authorizes the Company to assume the accuracy and completeness of all information contained in the most recent Notice and Questionnaire executed and delivered to the Company by such Holder. Each Holder will (i) provide, as soon as reasonably practicable, such other information as the Company may reasonably request in connection with the performance of the Company’s obligations under this Agreement; and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder and included in any Resale Registration Statement contains a Material Disclosure Defect.

(b) Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by the Company (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the Resale Registration Statement, and any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by the Company.

(c) Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice, such Holder will not effect any sale or other transfer of Registrable Securities pursuant to the Resale Registration Statement, and will not distribute any Resale Registration Statement, until such Holder has received a subsequent Blackout Termination Notice.

Section 9. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification by the Issuers. The Issuers, jointly and severally, will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on any Material Disclosure Defect or alleged Material Disclosure Defect in any Resale Registration Statement; provided, however, that no Issuer will have any obligation under this Section 9(a) in respect of any Losses insofar as such Losses arise out of or are based on (i) any sale by such Holder Indemnified Person, pursuant to the Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 4(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 5(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (ii) any Material Disclosure Defect or alleged Material Disclosure Defect included in any Resale Registration Statement in conformity with or in reliance on the Holder Information of any Holder.

(b) Indemnification by the Holders. Each Holder, severally and not jointly, will indemnify, defend and hold harmless each Company Indemnified Person from and against (and will reimburse such Company Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Company Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any sale by such Holder, pursuant to the Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 4(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 5(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (ii) any Material Disclosure Defect or alleged Material Disclosure Defect in any Resale Registration Statement, which Material Disclosure Defect or alleged Material Disclosure Defect is included therein in conformity with the Holder Information of such Holder; provided, however, that in no event will the liability of any Holder pursuant to this Section 9(b) exceed a dollar amount equal to the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of the Registrable Securities giving rise to the related indemnification obligation under this Section 9(b). Notwithstanding anything to the contrary in this Section 9(b), nothing in this Section 9(b) will impose any obligation on any Initial Purchaser acting in its capacity as such in connection with the offering of the Initial Notes.

(c) Indemnification Procedures.

(i) Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Indemnified Person in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 9(a) or Section 9(b), then such Indemnified Person will promptly notify the such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure.

(ii) Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 9(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails, within thirty (30) days after its receipt of the notice referred to in Section 9(c)(i), to employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be defenses available to such Indemnified Person that are different from, in addition to, or in conflict with, those available to such Indemnifying Party (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 9(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding.

(iii) Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 9(a) or Section 9(b), as applicable, or this Section 9(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if:

(1) such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed); or

(2) (A) such Indemnified Person has requested such Indemnifying Party to reimburse such Indemnified Person for any fees and expenses of counsel as contemplated by Section 9(c)(ii); (B) such settlement is entered into more than sixty (60) Business Days after such Indemnifying Party has received such request; (C) such Indemnifying Party has not fully reimbursed such Indemnified Person in accordance with such request before the date of such settlement; and (D) such Indemnified Person has given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle.

The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s) (which consent will not be unreasonably withheld or delayed), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding; and (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s).

(d) Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 9 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 9, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Holders, on the other hand, from the offer and sale of the Registrable Securities; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non-actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The benefits to the Issuers, on the one hand, will be deemed to be equal to the proceeds (after deducting offering expenses) from the issuance and sale of the Initial Notes pursuant to the Purchase Agreement, and the benefits received by any Holder, on the other hand, will be deemed to be the value of having the offer and sale of such Holder’s Registrable Securities registered under the Securities Act pursuant to this Agreement. The relative fault of the Issuers, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable Material Disclosure Defect or alleged Material Disclosure Defect, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Issuers or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Material Disclosure Defect or alleged Material Disclosure Defect, or such action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 9(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding.

The Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders were treated as one Person, or the Issuers were treated as one Person, for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of Registrable Securities pursuant to any Resale Registration Statement exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of the relevant Material Disclosure Defect or alleged Material Disclosure Defect, or the relevant action or non-action, as applicable. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 9(d) are several and not joint.

Notwithstanding anything to the contrary in this Section 9(d), nothing in this Section 9(d) will impose any obligation on any Initial Purchaser acting in its capacity as such in connection with the offering of the Initial Notes.

(e) Remedies Not Exclusive. The remedies provided for in this Section 9 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Section 10. SUBSEQUENT HOLDERS. Each Person that acquires any Registrable Securities from any Holder will, to the extent such securities continue to constitute Registrable Securities in the hands of such Person, become a Holder until such time as such person thereafter ceases to satisfy the definition of such term.

Section 11. MISCELLANEOUS.

(a) Notices. The Issuers will send all notices or communications to any Holder pursuant to this Agreement either (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the latest Notice and Questionnaire of such Notice Holder delivered to the Company (or, if such Holder has not delivered any Notice and Questionnaire, as set forth in the Company’s registrar); or (b) by email to the email address specified in such Notice and Questionnaire (which email will be deemed to constitute notice in writing for purposes of this Agreement).

Any notice or communication by any Holder to any Issuer will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company):

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

Attention: Chief Legal and Administrative Officer

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Ave,

Boston, Massachusetts 02210

Attention: James P. Barri and David H. Roberts

(b) Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by each of the Issuers and by one or more Notice Holders whose aggregate As-Exchanged Note Ownership Percentage exceeds fifty percent (50%), and any such amendment, modification, waiver or supersession so executed will be binding upon the Issuers and all Holders; provided, however, that (i) no amendment, modification, waiver or supersession of Section 7 (including the events that constitute a Registration Default Event) or this Section 11(b), or any related definitions, will be effective as to any Holder or any Initial Purchaser unless reflected in a written instrument executed by such Holder or such Initial Purchaser, as applicable; (ii) a waiver with respect to any particular Holder’s rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder, provided such waiver does not adversely affect the rights of any other Holder; and (iii) no amendment, modification, waiver or supersession that affects any rights of any Initial Purchaser will be effective as to such Initial Purchaser unless reflected in a written instrument executed by such Initial Purchaser.

For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Issuers may, absent manifest error, conclusively rely on information contained in the Company’s registrar or in any Notice and Questionnaire.

Notwithstanding anything to the contrary in this Agreement, the Issuers will have the right to amend or supplement this Agreement, or any provision of this Agreement, without the consent of any Holder or any Initial Purchaser, to (i) conform the provisions of this Agreement to the “Description of Notes—Registration Rights; Additional Interest; Maturity Premium” section of the Issuers’ preliminary offering memorandum, dated August 6, 2026, as supplemented by the related pricing term sheet, dated August 6, 2026, relating to the initial offering of the Initial Notes; and (ii) in connection with a Company Business Combination Event or Parent Guarantor Business Combination Event, effect the addition of a successor to the applicable Issuer and (if applicable) the release of the predecessor Issuer, in each case in the manner set forth in Articles 6 and 9 or Sections 6.01 and 9.01, as applicable, of the Indenture.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c) Third Party Beneficiaries. Subject to Section 10, this Agreement will be binding on, inure to the benefit of and be enforceable by, each Holder and its successors and assigns.

(d) Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUERS AND EACH INITIAL PURCHASER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each of the Issuers, each Initial Purchaser and each Holder irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 11(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Issuers, each Initial Purchaser and each Holder (by its execution and delivery of this Agreement, a joinder to this Agreement or a Notice and Questionnaire) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(f) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of any Issuer or its subsidiaries or of any other Person, and except to the extent the terms of the Indenture are referenced herein, no such agreement may be used to interpret this Agreement.

(g) Successors. All agreements of the Issuers in this Agreement will bind their respective successors.

(h) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(i) Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(j) Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement.

(k) Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter.

(l) Specific Performance. Each Issuer (a) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Notice Holders for which there is no adequate remedy at law, and, that upon any such failure, any Notice Holder may obtain such relief as may be required to specifically enforce such Issuer’s obligations under this Agreement; and (b) hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

THE MACERICH PARTNERSHIP, L.P.

By: THE MACERICH COMPANY, its general partner

By:	/s/ Daniel E. Swanstrom II
Name: Daniel E. Swanstrom II
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

THE MACERICH COMPANY

By:	/s/ Daniel E. Swanstrom II
Name: Daniel E. Swanstrom II
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Laurel Zhang
Name: Laurel Zhang
Title: Authorized Signatory

MORGAN STANLEY & CO. LLC

By:	/s/ Klavs Takhtani
Name: Klavs Takhtani
Title: Vice President

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE AND QUESTIONNAIRE

The undersigned (the “Selling Securityholder”) beneficial holder of 2.25% Exchangeable Senior Notes due 2031 (the “Notes”) of The Macerich Partnership, L.P., a Delaware limited partnership (the “Partnership”), and the related guarantee of The Macerich Company, a Maryland corporation (the “Parent Guarantor” and together with the Partnership, the “Issuers”), or of the Parent Guarantor’s common stock, par value $0.01 per share (the “Common Stock”), or of other Registrable Securities (as defined in the Registration Rights Agreement referred to below) understands that the Parent Guarantor has filed, or intends to file, with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of August 11, 2026, among the Partnership, the Parent Guarantor and the initial purchasers named therein (the “Registration Rights Agreement”). The Parent Guarantor will provide a copy of the Registration Rights Agreement upon request at the address set forth below. All capitalized terms used in this Notice and Questionnaire without definition have the respective meanings given to them in the Registration Rights Agreement.

To sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, the beneficial owner of those Registrable Securities generally must be named as a selling securityholder in the related prospectus or prospectus supplement, deliver a prospectus to the purchasers of such Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Parent Guarantor as provided below will not be named as selling securityholders in the prospectus and will not be permitted to sell any Registrable Securities pursuant to the Resale Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as soon as possible.

Certain legal consequences arise from being named as a selling securityholder in a Resale Registration Statement and the related prospectus. Accordingly, registered holders and beneficial owners of Registrable Securities should consult their legal counsel regarding the consequences of being named or not being named as a selling securityholder in a Resale Registration Statement and the related prospectus.

NOTICE

By signing and returning this Notice and Questionnaire, the Selling Securityholder:

notifies the Issuers of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (except as otherwise specified under such Item 3) pursuant to the Resale Registration Statement; and

agrees to be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Issuers and their respective affiliates, the partners, directors, officers, members, stockholders, employees, advisors or other representatives of the Issuers or their respective affiliates, and each person, if any, who controls either Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain claims and losses arising in connection with (i) sales by the Selling Securityholder of Registrable Securities pursuant to the Resale Registration Statement either (x) during a Blackout Period of which the Parent Guarantor has provided notice to the Selling Securityholder; or (y) without delivering, if required by the Securities Act, the most recent prospectus relating to the Resale Registration Statement; or (ii) statements or omissions concerning the Selling Securityholder made in the Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to the Issuers and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Selling Securityholder Information:

(a)	Full legal name of the Selling Securityholder:

(b)

If the Registrable Securities listed in Item 3(b) below are held in certificated form and not “in street name,” state the full legal name of the registered holder through which the Registrable Securities listed in Item 3(b) below are held:

(c)

If the Registrable Securities listed in Item 3(b) below are held “in street name,” state the full legal name of the Depository Trust Company participant through which the Registrable Securities listed in Item 3(b) below are held:

(d)	Taxpayer identification or social security number of the Selling Securityholder:

2.	Address and Contact Information for Notices to the Selling Securityholder:

Telephone:

Fax:

Email Address:

Contact Person:

3.	Beneficial Ownership of Notes and Common Stock Delivered Upon Exchange of Notes:

Check each of the following that applies to the Selling Securityholder.

(a) ☐	The Selling Securityholder owns Notes:

Principal Amount:

CUSIP No(s). (If Any):

(b) ☐	The Selling Securityholder owns shares of Common Stock that were delivered upon exchange of the Notes:

Number of Shares:

CUSIP No(s). (If Any):

4.	Beneficial Ownership of Other Securities of either Issuer:

Except as set forth below in this Item 4, the Selling Securityholder is not the beneficial or registered owner of any securities of either Issuer other than the securities listed in Item 3 above.

Type and amount of other securities beneficially owned by the Selling Securityholder:

Title of Security	Amount Beneficially Owned	CUSIP No(s). (If Any)

5.	Relationships with either Issuer:

(a)

Has the Selling Securityholder or any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or had any other material relationship with either Issuer (or any of their respective predecessors or affiliates) during the past three years?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “Yes,” then please state the nature and duration of the relationship:

6.	Plan of Distribution:

Check the following box confirming the intended plan of distribution of the Registrable Securities:

☐

The Selling Securityholder (including its donees and pledgees) does not intend to distribute the Registrable Securities listed in Item 3(b) above pursuant to the Resale Registration Statement except as follows (if at all):

The Registrable Securities may be sold from time to time directly by the Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. The Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale; (2) in the over-the-counter market; (3) otherwise than on such exchanges or services or in the over-the-counter market; or (4) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of the hedging positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. Notwithstanding anything to the contrary, in no event will the methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Parent Guarantor.

7.	Broker-Dealers and Their Affiliates:

The Parent Guarantor may have to identify the Selling Securityholder as an underwriter in the Resale Registration Statement or related prospectus if:

the Selling Securityholder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities or investment banking services or as investment securities; or

the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in a Resale Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “No,” is the Selling Securityholder an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)	Did the Selling Securityholder acquire the securities listed in Item 3 above in the ordinary course of business?

☐ Yes.

☐ No.

(d)

At the time of the Selling Securityholder’s purchase of the securities listed in Item 3 above, did the Selling Securityholder have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

(e)	If the response to (d) above is “Yes,” then please describe such agreements or understandings:

(f)	Did the Selling Securityholder receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐ Yes.

☐ No.

(g)	If the response to (f) above is “Yes,” then please describe the circumstances:

8.	Nature of Beneficial Ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐ Yes.

☐ No.

(b)

Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes.

☐ No.

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS.

9.	Securities Received from Named Selling Securityholder:

(a)	Did the Selling Securityholder receive the Registrable Securities listed above in Item 3(b) as a transferee from selling securityholder(s) previously identified in the Resale Registration Statement?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “Yes,” then please answer the following two questions:

(i)	Did the Selling Securityholder receive the Registrable Securities listed above in Item 3(b) from the named selling securityholder(s) prior to the effectiveness of the Resale Registration Statement?

☐ Yes.

☐ No.

(ii)

Identify below the names of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item 3(b) and the date on which such securities were received.

If more space is needed for responses, then please attach additional sheets of paper. Please indicate the Selling Securityholder’s name and the number of the item being responded to on each such additional sheet of paper, and sign each such additional sheet of paper, before attaching it to this Notice and Questionnaire. The Selling Securityholder may be asked to answer additional questions depending on the responses to the above questions.

ACKNOWLEDGEMENTS

The Selling Securityholder acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offer or sale of Registrable Securities. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Issuers have agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale Registration Statement, the Selling Securityholder agrees to promptly notify the Parent Guarantor of any inaccuracies or changes in the information provided in this Notice and Questionnaire that may occur after the date of this Notice and Questionnaire at any time while the Resale Registration Statement remains effective.

Notices to the Selling Securityholder relating to this Notice and Questionnaire or pursuant to the Registration Rights Agreement will be made by email, or in writing, at the email or physical address set forth in Item 2 above.

By signing below, the Selling Securityholder consents to the disclosure of the information contained in this Notice and Questionnaire in its answers to Items 1 through 9 and the inclusion of such information in the Resale Registration Statement and the related prospectus. The Selling Securityholder understands that such information will be relied upon by the Issuers in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

The Selling Securityholder has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent and thereby confirms that they are entitled to the benefits of, and be subject to the indemnification and other obligations under, the Registration Rights Agreement.

Dated:	Legal Name of Selling Securityholder:

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE

AND QUESTIONNAIRE TO THE MACERICH COMPANY AT:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

Attention: Corporate Secretary

Email: Melissa.DeMarie@macerich.com

Telephone: (310) 394-6000